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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Anchor Gaming on Form S-8 of our report dated September 25, 2000, appearing in the Annual Report on Form 10-K of Anchor Gaming for the year ended June 30, 2000.

/s/ Deloitte & Touche LLP


Las Vegas, Nevada
November 1, 2000